Media-Information
New York
September 17, 2019

DWS Group’s RREEF Property Trust acquires Atlanta shopping center
DWS Group announced today that RREEF Property Trust, Inc. (NASDAQ: ZRPTAX; ZRPTIX; ZRPTTX), its publicly registered, daily NAV REIT, has acquired Providence Square, a five-building urban shopping center in north Atlanta, including a free-standing restaurant subject to a ground lease. The property, built in 1990 and renovated in 2015, totals 222,805 square feet and is anchored by three large retailers – organic grocer Sprouts Farmers, TJ Maxx/HomeGoods and Home Depot. The acquisition increases RREEF Property Trust’s assets under management to more than USD 325 million, and further diversifies the fund’s private real estate holdings based on sector, geography and tenant base.

Providence Square sits in the town of Marietta, approximately 15 miles north of the Atlanta metro area, and within the North Cobb County submarket. The property is strategically located at the heavily trafficked intersection of Roswell Road and Johnson Ferry Road, with an average daily traffic count of 75,000 vehicles. With more than 1,500 feet of frontage along the north side of Roswell Road, the center has attracted a mix of service, medical and dining tenants including Great Clips, GNC and Chili’s.

“Diversified and substantial investment from both corporate and government entities make the broader Atlanta area a desirable place to do business, while also fueling job and population growth. Necessity based brick-and-mortar centers like Providence Square are the beneficiaries of this continued growth, by meeting area residents’ daily service and dining needs,” said Todd Henderson, Head of Real Estate for the Americas. “We believe that community shopping centers leased to necessity based retailers have an important place in a portfolio and view the acquisition of Providence Square as a complementary addition to RREEF Property Trust’s growing portfolio of assets.”

For further information please contact:

Oksana Poltavets
DWS Group Media Relations
Phone: +1 (212) 250-0072
E-Mail: oksana.poltavets@dws.com

Published by the Communications Department of DWS Group GmbH & Co. KGaA
http://www.dws.com

DWS Group
DWS Group (DWS) is one of the world's leading asset managers with USD 816bn of assets under management (as of 30 June 2019). Building on more than 60 years of experience and a reputation for excellence in Germany and across Europe, DWS has come to be recognized by clients globally as a trusted source for integrated investment solutions, stability and innovation across a full spectrum of investment disciplines.

DWS wants to innovate and shape the future of investing: with approximately 3,600 employees in offices all over the world, we are local while being one global team.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will" and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Although RREEF Property Trust believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. RREEF Property Trust undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the company's expectations.

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© 2019 DWS Group GmbH & Co. KGaA. All rights reserved. 069423_1.0_

Published by the Communications Department of DWS Group GmbH & Co. KGaA
http://www.dws.com